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INDEPENDENT AUDITORS' CONSENT                                         Exhibit 23


We consent to the incorporation by reference in Registration Statement No. 333-78 on Form S-8 of Summit Properties Inc., of our report dated February 27, 2001 on our audits of the financial statements of the Summit Properties Inc. 1996 Non-Qualified Employee Stock Purchase Plan ("the Plan") as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in the Plan's Form 11-K for the year ended December 31, 2000.



DELOITTE & TOUCHE LLP
Charlotte, North Carolina

March 5, 2001


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